DEVELOPMENT FINANCING AND LEASING COMMITMENT
                       (the "Commitment")


October 17, 1997

      AEI Fund Management, Inc., or its assigns, ("AEI"), agrees to purchase, and you, Timber Lodge Steakhouse Inc. ("Lessee"), agree to lease from AEI, a parcel of land to be located at 7375 East State Street, Rockford, Illinois legally described on Exhibit "A" attached hereto (together with the "Improvements" as defined below, (the "Parcel"), with the understanding that the building, site improvements, fixtures, HVAC, non-trade fixture items financed by AEI, constituting a Timber Lodge Steakhouse restaurant (the "Improvements") is to be developed by you on the Parcel after AEI's purchase of the Parcel from Shoney's, Inc. ("Seller"). The Parcel's purchase, development and lease will be subject to the provisions and conditions herein contained:

A.   LESSEE

     Lessee:   Timber Lodge Steakhouse Inc.

    Address:   4021 Vernon Avenue South
               Minneapolis, MN  55416

      Phone:   612-929-9353

 Fax Number:   612-929-5658

 B.  ACQUISITION OF PARCEL

     This Commitment is contingent upon AEI's purchase of the Parcel from Seller, pursuant to an assignment to AEI of the purchaser's interest in a purchase agreement between Lessee and Seller. Said purchase agreement and assignment shall be in a form and substance reasonably satisfactory to AEI. The assignment of the purchase agreement to AEI would not be executed until the Closing Date, defined in Article D.2. AEI will not assume any liability to Seller except for payment of the Purchase Price.

C.   FEES AND COSTS

          1. A commitment fee equal to one and one-half percent (1.5%) of the Estimated Total Project Cost of the Parcel (defined below) (the "Commitment Fee"), not including the amount estimated for Lessee's overhead allocation, will be payable by Lessee to AEI upon the signing and delivery of this Commitment by Lessee to AEI. Lessee's estimate of the total project cost which will be incurred to acquire the land and complete the Improvements is $1620000.00("Estimated Total Project Cost" as set forth on Exhibit "B" attached hereto).

                Subject to Article L hereof, the Commitment Fee shall be considered earned upon AEI's execution and delivery of this Commitment to Lessee. At Lessee's election, the Commitment Fee may be included as a funded project cost and reimbursed to Lessee at closing on AEI's acquisition of the Parcel (the "Closing"). Said Commitment fee will be adjusted on the date of the final disbursement of the Development Financing, defined in Article C.4 hereof, (the "Final Disbursement Date") to reflect one and one-half percent (1.5%) of the Actual Total Project Cost, defined in Article D.1 hereof.

          2. All outstanding real estate taxes, and levied and pending special assessments, presently due and payable prior to the Closing Date, (or required to be paid to record the documents transferring title to AEI) as defined in Article C.2 hereof, or assessed for the year in which closing shall occur, if presently due and payable (or required to be paid to record the documents transferring title to AEI) in the year in which closing shall occur, shall be paid by Lessee in full at or prior to the Closing Date (except as pro-rated in the Purchase Agreement for the Parcel as of the Closing
          Date).

          3. Lessee shall pay all expenses incident to the Closing and necessary to comply with the requirements herein, as consistent with this Commitment, including AEI's outside legal costs, which, absent a default under the Development Financing Agreement by Lessee and barring extraordinary circumstances, shall be capped at $12,500, plus such additional legal fees incurred by AEI and reimbursable in such amounts as agreed to by Lessee as set forth on the Estimated Total Project Cost Budget. Such costs may be included, at Lessee's option, as project costs funded by AEI.

          4. AEI shall permit Lessee to construct the Improvements on the Parcel owned by AEI, according to the plans and specifications submitted to AEI, and pursuant to a construction contract between Lessee and its contractor ("General Contractor"), a copy of which would be provided in advance of the Closing Date to AEI. Subject to the terms of the Development Financing Agreement, (the form of such document to be mutually agreed upon by the parties hereto) funds will be advanced for the construction of the Improvements and related soft costs, up to the Actual Total Project Cost set forth in Article D.1 hereof, (the "Development Financing") by AEI as set forth in Article E. hereof.

                At the Final Disbursement Date, AEI shall pay Lessee a fee for developing the Improvements in the amount of $23225.00(the "Parcel Development Fee"). The Parcel Development Fee will be included as a funded project cost and paid to Lessee on the Final Disbursement Date. However, the Actual Total Project Cost (defined in Article D.1 hereof), including the Parcel Development Fee, shall not exceed the MAI appraised value such appraisal to be approved by AEI.

 D.       CLOSING TERMS

          1. Actual Total Project Cost: The Actual Total Project Cost will include only all verifiable project costs actually incurred, which costs are approved by AEI, either as part of the Estimated Total Project Cost Budget, or subsequently incurred and approved in AEI's reasonable discretion (the "Actual Total Project Cost"), and in any event shall not exceed the MAI appraisal value , such appraisal to be approve by AEI.

          2. Closing Date: The closing date for AEI's purchase of the Parcel from Seller and the commencement of the Lease described in Article F. hereof shall be on or before October 1 24, 1997 (the "Closing Date"), after delivery and approval of all of the items contemplated hereunder including, but not limited to, the execution of the documents described in Article G. hereof. If Lessee has not performed under this Commitment by the Closing Date, this Commitment shall be null and void at the option of AEI. In the event Lessee requests an extension of this Commitment, and said extension is approved by AEI in its sole discretion, a written addendum to this Commitment shall be required.

          3. Closing Agent: The closing contemplated hereunder shall be handled by the national office of Chicago Title Insurance Company located in Rockford, Illinois or other such title company acceptable to Buyer, acting under instructions from AEI's counsel.

          4. This Commitment shall not be assignable by Lessee by law, or otherwise, without AEI's prior written approval, but may be assigned by AEI at its option, in whole or in part, in such manner as AEI may determine, to an affiliate or affiliates of AEI.

          5. Parcel Inspection: The Parcel has been inspected and approved by AEI.

          6. As a condition precedent to closing on AEI's acquisition of the Parcel and AEI's initial disbursement for the Development Financing, the supporting documentation listed below must be submitted to AEI not less than five (5) business days prior to the Closing Date, or to avoid being in default under the Development Financing Agreement and as condition precedent to further disbursement under the Development Financing Agreement, by the date otherwise indicated, in form and content satisfactory to AEI and its counsel:

                     a.  Lessee  is to furnish AEI with  an  acce
               ptable cost breakdown itemizing estimated construction costs, including, but not limited to, land acquisition, building construction, site development, landscaping and soft costs, equal to the Estimated Total Project Cost (also, the "Project Cost Budget");

                     b.The  Lessee  shall submit to  AEI  current
               financial statements as described on Exhibit "C".

                     c.The Lessee shall furnish a commitment  for
               an ALTA Owner's Policy of Title Insurance (ALTA owner - most recent edition) insuring marketable title in the Parcel, subject only to such matters as AEI may approve and excluding exceptions for mechanic's liens, survey and parties in possession (the "Title Commitment"). The policy shall be issued by the national office of Lawyer's Title Insurance Company located in Phoenix, Arizona (the "Title Company") and shall contain such endorsements as AEI may require including, a future disbursements endorsement up to the Estimated Total Project Cost, an extended coverage endorsement, creditor's rights endorsement, and an owners comprehensive coverage endorsement. The Title Commitment shall list Seller as the present fee owner and should show AEI as the fee owner to be insured. The Title Commitment shall also include an itemization of all outstanding and pending special assessments or should state that there are none, if such is the case, and state the manner in which any outstanding assessments are payable, that is, whether they are payable in monthly or yearly installments, setting forth the amount of each such installment and its duration. The Title Commitment shall also include an itemization of taxes affecting the Parcel and the tax year to which they relate; should state whether taxes are current and, if not, shall show the amounts unpaid, the tax parcel numbers, and whether the tax parcel includes property other than the Parcel to be purchased. All easements, restrictions, documents, and other items affecting title should be listed in Schedule "B" of the Title Commitment. COPIES OF ALL INSTRUMENTS CREATING SUCH EXCEPTIONS MUST BE ATTACHED TO THE TITLE COMMITMENT.

                     During construction of the Improvements, AEI
               is to be furnished with down-date endorsements to the owner's title insurance policy with continuing affirmative mechanic's lien coverage pursuant to acceptable endorsements increasing coverage to the aggregate of all disbursements made by AEI to the date thereof.

                     d.   AEI is to be furnished with a policy of
               builder's risk insurance, as well as public liability coverage, hazard insurance, and workman's' compensation coverage, all in such amounts and placed with such companies as may be reasonably acceptable to AEI, in accordance with the Instructions to Insurance Agent set forth on Exhibit "D-1" attached hereto. In addition, AEI shall be furnished with satisfactory flood and earthquake insurance, unless satisfactory evidence is given that the Parcel is not located within a federally designated flood plain area or is above the applicable 100 year flood plain level, and not in a federally designated earthquake prone area or is not in an ISO High Risk Earthquake Zone respectively.

                     All  policies of insurance must  name  as  a
               dditional named insureds: AEI or its specific assigns and the Corporate General Partner of said assignee, and Robert P. Johnson, as the Individual General Partner of said assignee, and Lessee as insured or additional insured, as their respective interests may appear, and shall provide that the policies cannot be canceled without thirty (30) days written notice to the parties. In addition, all policies shall contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against the parties named as insured or additional insured. All insurance companies must be approved in writing by AEI. No closing will occur without all insurance policies completed and in place.

                     e.Preliminary  survey acceptable  to  AEI  p
               repared by a licensed surveyor, complying with the guidelines set forth on Exhibit "E-1" attached hereto.

                     f.Final  plans  and specifications  for  the
               Improvements upon which construction shall commence, prepared by an architect or engineer reasonably acceptable to AEI, not later than November 15, 1997.

                     g.A  soils  report prepared by  an  engineer
               reasonably acceptable to AEI, not later than November 15, 1997.

                     h.Appraisal of the Parcel by an  independent
               MAI appraiser acceptable to AEI (AEI shall make the initial attempts to obtain such appraisal in a form satisfactory to AEI). An "As Is" Appraisal shall be required by October 23, 1997 and an Appraisal of the Parcel based upon the proposed and in progress improvements, if any shall be required not later than November 30, 1997.

                     i.A  letter from the appropriate officer  of
               the municipality or county exercising land use control over the Parcel stating: (a) the zoning code affecting the Parcel; (b) that the Parcel and its intended use complies with such zoning code, city ordinances and building and use restrictions;
               (c) that there are no variances, conditional use permits or special use permits required for use of the Improvements on the Parcel, or if such permits are required, specifying the existence of same and their terms, and (d) that the Parcel complies with the platting ordinances affecting them and can be conveyed without the requirement of a plat or replat of the Parcel. If the Parcel falls within any subdivision rules or regulations, evidence of compliance with such subdivision regulations, or waiver of the same by the appropriate officials, is required. (AEI shall make the initial attempts to obtain such zoning compliance letter in a form satisfactory to AEI).

                     j.Written  advice  from  all  proper  public
               utilities and municipal authorities, that utility services are available and connected to the Parcel for gas, electricity, telephone, water and sewer (AEI shall make the initial attempts to obtain such utility letters in a form satisfactory to
               AEI), not later than November 24, 1997.

                     k.Copy  of  the building permit  for  constr
               uction of the Improvements on the Parcel, not later than November 24, 1997.

                     l.Copies of all construction contracts,  not
               later than November 24, 1997.

                     m.Copy of architect's contract.

                     n.Copy  of purchase agreement for  the  land
               between Lessee and Seller and all amendments and assignments of said purchase agreement, including the assignment of the purchase agreement to AEI.

                     o.Photographs of all sides of the Parcel.

                     p.Certified  copies of the  Articles  of  In
               corporation, By-Laws (or Partnership Agreement) and Good Standing Certificate for the Lessee, together with all other documents AEI deems necessary to support the authority of the persons executing any documents on behalf of the corporation, including encumbrancy certificates and corporate resolutions of the directors and shareholders (or of the Partnership, including resolution of the partners).

                     q.UCC searches on Seller and Lessee from the
               offices of the Secretary of State and the county recorder for the state and county in which the Parcel is located.

                     r.Phase  I  Environmental Assessment  Report
               prepared by an engineer reasonably satisfactory to AEI containing evidence satisfactory to AEI that the Parcel complies with all federal, state and local environmental regulations. Additional reports may be required by AEI based upon its review of the Phase I report. If Lessee fails to deliver any additional reports AEI may deem necessary to complete and approve its environmental investigation of this Parcel, AEI may terminate this Commitment and retain that portion of the Commitment Fee to cover any and all of its costs incurred hereunder.

                s.Executed documents described in Article  G.
                hereof.

                t.All documentation listed on Exhibit "F" attached hereto.

     7. At the completion of construction of the Improvements on the Parcel and prior to the Final Disbursement of the Development Financing, Lessee shall deliver the following documents to AEI:

                     a.Certificate of Completion executed by  the
               Project Architect, General Contractor. Said Certificate shall be in a form reasonably satisfactory to AEI, and substantially similar to the form attached hereto as Exhibit "G".

                     b.Certificate of Occupancy.

                     c.Copies  of  all necessary permits  and  li
               censes of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements on the Parcel, specifically including, but not limited to, liquor licenses.

                     d.Certified  cost  statement  itemizing  the
               Actual Total Project Costs signed by the Lessee and related documentation supporting said project costs.

                     e.Insurance  policies  issued  by  companies
               acceptable to AEI for coverage as required by the lease, with AEI named as additional named insured, complying with the guidelines set forth on Exhibit "D-2" attached hereto.

                     f.As-built  survey, complying  with  the  re
               quirements of Exhibit "E-2" attached hereto.

                     g.Final  date-down endorsement  to  title  p
               olicy.

                    h.Final draw documentation as required by the
               development  financing documentation described  in
               Article D. hereof.

                    i.Estoppel from Lessee.

                    j.Lease  amendment setting forth the  second
               full lease year's commencement date, the rent for the remainder of the term and terminating the Development Financing Agreement (as described in Article D. hereof).

               8. A Letter of Credit will be required from Lessee, in the amount of the initial disbursement for the land and related soft costs, in form and content acceptable to AEI, attached as Exhibit "I". The Letter of Credit will be released upon the submission of all items listed in Article D. 6, a.-t. and D.7. a.-j., acceptable to AEI in its sole discretion. If AEI shall call the Letter of Credit according to the terms to be set forth in the Development Financing Agreement, under certain conditions, AEI shall tender a Quit Claim Deed to Lessee, and AEI shall have not further obligation to Lessee under the Development Financing Agreement, the Lease orally other ancillary document, but reserving unto AEI its remedies for default by Lessee.




E.             DEVELOPMENT FINANCING TERMS

       Disbursements for construction of the Improvements and related soft costs, the Development Financing, will be made in accordance with the provisions of the Development Financing Agreement and Development Financing Disbursement Agreement, in forms to be agreed upon between the parties hereto.

F.             LEASE TERMS

      The Lease, (in the form to be agreed upon between the parties hereto prior to the Closing Date), will be executed and delivered by AEI and Lessee at Closing, to include the following terms:

     1.   Base Rent:

               a. Annual rent on the Initial Disbursed Funds, for the purchase of the land and land related soft costs, from date of disbursement through the Rental Modification Date, not including Lessee's overhead allocation: the greater of seven and one-quarter percent (7.25%) or one percent (1.0%) under the prime rate of interest.

               b. Initial Annual Rent as a Percentage  of  Actual
               Total  Project Cost from the earlier of the Rental
               Modification Date or the Final Disbursement  Date:
               ten and three quarters percent (10.75%).

               Rent shall be payable in advance of the first day of each month in equal monthly installments calculated on the Purchase Price less Lessee's overhead allocation.

               c.Beginning in the third (3rd) full Lease Year after the Final Disbursement Date and every Lease Year thereafter, including any renewal terms, an amount
               equal   to   one  and  nine  hundred   twenty-five
               thousandths percent (1.925%) of the prior period's scheduled annual rent.

    2.    Initial  Lease Term: twenty (20) years  plus  the
          Development   Financing  Period  set   forth   in   the
          Development Financing Agreement

    3. Renewal Terms: two (2) terms of five (5) years each with rent increases as set forth above in Article
          F.1.c.

     4.   Type of Use:  Timber Lodge Steakhouse Restaurant

     5. Lease effective date: The Lease shall be effective as of the Closing Date.

     6.   Lessee's Right of Assignment:  The Lease shall not
          be   assignable  by  Lessee  until  after   the   Final
          Disbursement Date, and then only in accordance with the terms of the Lease.

G.   DOCUMENTS

     The documents listed below shall be prepared by AEI's counsel in accordance with the terms hereof and executed at, or prior to, the Closing Date in form and substance satisfactory to AEI, subject to Section K hereof:

     1.   Development Financing Agreement;

     2.   Development Financing Disbursement Agreement;

     3.   Assignment of purchase agreement for the land;

     4. Assignments of construction contracts and architect's contract;

     5.   Net Lease Agreement;

     6. Attorney's Opinion Letter to be given by Lessee's internal and outside counsel necessarily familiar with the conduct of Lessee's business and the jurisdiction in which the Parcel is situated to render such opinion (i.e. an local Illinois counsel), as to the enforceability of the Lease and compliance of the Lease with local law and due authority of the signatures, in a form and substance reasonably satisfactory to AEI. Such form of opinion shall be satisfactory if reasonably similar in form and content (except as to matters and documents particular to this transaction) to opinions previously delivered to AEI or its affiliates.
     7.   Affidavit of Lessee;

     8.   Hazardous Substances Indemnification Agreement of
          Lessee; and

     9.   FIRPTA Affidavit of Seller.

     Lessee, or its counsel, shall furnish a copy of the proposed warranty deed to AEI's counsel for its review and approval prior to closing and such other documents as the Title Company deems necessary for the terms contemplated hereunder in accordance with the provisions of this Commitment.

H.   FAIR CREDIT REPORTING ACT

     Lessee warrants that all credit information submitted is true and correct, and authorizes AEI to make credit investigations and obtain credit reports and other financial information, written or oral, respecting Lessee's credit and financial positions, as it may deem necessary or expedient at Lessee's cost and expense.

I.   INTERPRETATION

     This Commitment and the terms of the transaction contemplated to be made in conformity herewith, shall be construed in accordance with all applicable governmental regulations and in accordance with the laws of the state where the Parcel is located.

J.   CERTIFICATION

     Lessee hereby certifies that:

          1. It has no actions or proceedings pending, which would materially affect the Parcel, Lessee, except matters fully covered by insurance;

          2. The consummation of the transactions contemplated hereby, and the performance of this Commitment and the delivery of the Lease and other security and credit instruments contemplated hereunder, will not result in any material breach of, or constitute a material default under, any indenture, bank loan or credit agreement, or other instruments to which Lessee is a party or by which Lessee may be bound or affected, which breach or default would have a material adverse effect on Lessee's performance under this Commitment;

          3. All of Lessee's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to AEI of the Lease and other documents furnished in accordance herewith, for one year from the Final Disbursement Date, except for the Lease which survives, and the provisions hereof shall continue to inure for such period to AEI's benefit, and its successors and assigns;

          4. The Parcel is in good condition, substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding.

K.   TERMINATION

     This Commitment may be terminated in writing prior to closing at AEI's option (but reserving to AEI its right to pursue its remedies at law or equity for Lessee's breach hereof) in such manner as AEI may reasonably determine, if:
     1) Lessee fails to comply with any of the material terms hereof, including but not limited to, obtaining AEI's approval of the documents listed in Article D.6. hereof, and does not satisfactorily cure the same on or before the Closing Date; 2) a material default exists in any financial obligation of Seller or Lessee which would have a material adverse effect on Seller or Lessee's performance under this Commitment; 3) any representation made in any submission proves to be untrue, substantially false or misleading at any time prior to the Closing Date which would have a material adverse effect on Seller or Lessee's performance under this Commitment; 4) there has been a material adverse change in the financial condition of Seller or Lessee or there shall be a material action, suit or proceeding pending or threatened against Seller or Lessee which would have a material adverse effect on Seller or Lessee's performance under this Commitment; 5) any bankruptcy, reorganization, insolvency, withdrawal, or similar proceeding is instituted by or against Seller or Lessee and such proceeding is not removed prior to Closing. Provided, however, if AEI shall terminate this Agreement under paragraphs 2-5 only because of the Seller or a material adverse change in connection with the Seller, AEI's remedy shall be limited to reimbursement of its out of pocket costs (including reasonable attorneys fees), and AEI shall return the remaining balance, if any, after such out of pocket expenses, of the Commitment Fee of Lessee hereunder.

     In the event Lessee and AEI do not reach mutual agreement prior to the Initial Disbursement of Funds on the documents contemplated to be executed by either party hereunder by delivery of written notice to the other party, this Commitment may be terminated at the option of either party. AEI shall, in such event, refund the Commitment Fee to Lessee, less AEI's reasonable out-of-pocket expenses incurred hereunder, including, but not limited to, attorney's fees.

     AEI and Lessee acknowledge the unique nature of the Parcel and agree that the mutual remedies of any party hereunder shall be limited to the liquidated damages in the amount of either the return of the Commitment Fee to Lessee or retention of the Commitment Fee by AEI plus the outside counsel fees incurred by the non-breaching party in connection with this Commitment prior to the date of termination hereof; provided, however, if Lessee shall refuse to close (and being without right to terminate this Commitment as otherwise set forth herein) even though AEI shall be ready, willing, and able to do so, and Lessee shall thereafter occupy the Leased Premises, AEI shall retain all remedies available to it at law or in equity.

L.   INCORPORATION OF SUBMITTED WRITTEN MATERIALS AND AMENDMENTS

     This Commitment is issued by AEI pursuant to all written materials previously submitted by Seller and Lessee to AEI as set forth on Exhibit "H" (the "Submitted Written Materials") and it is a proviso hereof that the content, terms and provisions of said Submitted Written Materials are by express and specific reference incorporated herein and made a part hereof. Provided, however, in the case of any contradiction, variance, or ambiguity between any of the content, terms and provisions hereof and those of the Submitted Written Materials, the terms specifically delineated in this Commitment shall govern and shall supersede the conditions of the Submitted Written Materials. Neither this Commitment nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and in the case of AEI, signed by Robert P. Johnson, President of AEI, or his designee in writing signed by Mr. Johnson authorizing such other party to execute a specific change, waiver, discharge or termination instrument on behalf of AEI.

M.   FEES AND COSTS

     As a condition hereof, Lessee agrees to pay the fees of AEI's outside counsel (absent default by Lessee under the Development Financing Agreement or such extraordinary circumstances, such fees not to exceed $12,500 plus AEI's Illinois legal counsel fees) plus all costs and expenses incurred by AEI, as well as all title and escrow charges, the cost of issuance of interim title certifications, recording and release fees and all other costs incurred in connection with the transaction contemplated hereunder.

N.   ADVERTISING

     During construction, AEI may place a sign on the Parcel at a location to be determined by Lessee in its reasonable discretion, specifying that it is participating in the financing on the Parcel, to the extent permitted by law or private covenant, condition, or agreement affecting the Project. Further, AEI may publicize the financing and may include in publicity releases, if applicable, the names of Lessee's corporate officers, principals, and a general description of the Parcel, occupancy and rentals.

O.   EXPIRATION

     This Commitment must be executed and returned to AEI no later than October 14, 1997 for the terms to be effective.

                         AEI FUND MANAGEMENT, INC. (AEI)


                         By: /s/ Robert P Johnson
                                 Robert P. Johnson
                                 President


STATE OF MINNESOTA  )
                    )  ss
COUNTY OF RAMSEY    )

       On this 17th day of October, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.
                                    /s/ Janine M Pacholke
                                        Notary Public

This Commitment is accepted and agreed to this 17th day of October, 1997.


(Lessee)       Timber Lodge Steakhouse Inc.


               By:/s/ Peter S Bedcyk
                    Its:  President



STATE OF Minnesota  )                 [notary seal]
                         )  ss
COUNTY OF Hennepin  )

       On this 17th day of October, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Peter S Bedcyk, personally known to me to be the person who executed the within instrument as the President of Timber Lodge Steakhouse, a Minnesota corporation, on behalf of said corporation.


                               /s/ Janine M Pacholke
                                   Notary Public



I  authorize  the release of any information deemed necessary  by
AEI  to  verify any and all information supplied to AEI.   Lessee
shall hold AEI harmless for any damages arising from verification of said information.

(Lessee)                           Timber Lodge Steakhouse Inc.

Dated:  10/17/97

                                   By: /s/ Peter S Bedcyk
                                   Its:  President



                           EXHIBIT "A"

                        LEGAL DESCRIPTION

                           EXHIBIT "B"

               ESTIMATED TOTAL PROJECT COST BUDGET

                             EXHIBIT "C"

            FINANCIAL DOCUMENTATION REQUIREMENTS

Prior to Closing, the following must be received and approved by AEI, along with those items specified more fully in the Sale and Leaseback Financing Commitment.

        I. Lessee's prior three (3) fiscal years' Form 10-K reports as filed with the Securities and Exchange
        Commission.

        II.Lessee's   prior  three  fiscal   years'   Annual
        Shareholder Reports.

        III.           Lessee's Form 10-Q reports filed with
        the Securities and Exchange Commission during its current and prior two fiscal year periods.

        IV.Lessee's internally generated per store annual financial statements for the current and year-to-date periods. Said financial statements shall include at a minimum, a balance sheet and statement of income. Cash flow statements and statements of stockholder's equity should also be provided if available.

        V. Lessee's internally generated per store financial statements for each of its prior two fiscal year periods. Said financial statements shall include at a minimum, a balance sheet and statement of income. Cash flow statements and statements of stockholder's equity should also be provided if available.

        VI.Pro forma of first year's operations for the property to be purchased.

        VII.Itemized budget of total project cost for the property to be purchased.


Lessee's financial statements, and any additional financial information requested by AEI shall be prepared in accordance with current GAAP guidelines and signed by an authorized officer who must certify to the accuracy thereof. The certification language must read as follows:

   "The  undersigned hereby certifies and warrants  that
   the   information   contained  in   these   financial
   statements is true and correct, understands that AEI is relying upon such information as an inducement for entering into a purchase transaction with the undersigned, and expressly represents that AEI may have reliance upon such information."


                          EXHIBIT "D-1"

                 INSTRUCTIONS TO INSURANCE AGENT
                      (Construction Phase)

The following instructions should be followed with respect to requesting insurance policies on the Parcel:

1. AEI shall receive Builder's Risk hazard insurance, covering "All Risk" or "Special Form" perils, including the perils of collapse and mudslide, in the amount of Replacement Cost.. The coverage shall include building materials, and shall include property in transit. The deductible shall not exceed
                         .

2. AEI shall receive Commercial Liability Insurance of $3,000,000 per occurrence and $4,000,000 aggregate. These limits can be accomplished either by underlying liability policies or by the sum of the underlying policy plus an excess or umbrella policy. The coverage shall include an endorsement in favor of "AEI" which is ISO Form CG 20 11 11 85 - "Additional Insured - Managers Or Lessors Of Premises", or an equivalent endorsement and shall include Broad Form Contractual Liability coverage. The Claims Made form of coverage is not acceptable.

3. Flood insurance shall be required if the Parcel is located in a designated flood area or in an area exposed to flood or storm surge. If the Parcel is not in a designated flood plain area or is above the applicable one hundred year flood plain level, provide satisfactory evidence to the effect. Satisfactory evidence to determine if coverage is necessary shall be a Base Flood Elevation Certificate and/or a National Geodetic Vertical Datum (NGDV)-National standard reference datum for elevations, formerly referred to as Mean Sea Level (MSL) of 1929. If the coverage is necessary, it shall be in the following amount
              . The deductible shall be                   .

4.   Earthquake insurance shall be required, in amounts
acceptable to AEI, unless evidence is provided that the Parcel is not located in a federally designated earthquake prone area or is not an ISO High Risk Earthquake Zone. The deductible shall be
                       .

5. AEI shall receive Certificates of Insurance for Comprehensive General Liability with limits and provisions referred to in Item 2 above, and for Workers' Compensation coverage, from all contractors and suppliers who will be present on the jobsite.

6.   AEI shall receive Certificates of Insurance for Business
Auto Liability, from all contractors and suppliers whose vehicles will be present on the jobsite. The coverage limits shall be per occurrence.

7. The "Additional Requirements For All Insurance Policies" below shall be required by AEI for each policy.

     Please call AEI's lease management department to determine amounts, 800-328-3519.

       ADDITIONAL REQUIREMENTS FOR ALL INSURANCE POLICIES

1     Each policy shall be accompanied by proof of payment of the first annual premium.

2     All hazard policies shall name AEI as Loss Payee and
Additional Insured.

3.   All liability policies shall  name AEI as Additional
Insured.

4.   Definition of "AEI" regarding Additional Insured and Loss
Payee Endorsements:

     "AEI                         Limited Partnership and/or its
specific assigns and     AEI               , Inc., the Corporate
General Partner of said assignee, and Robert P.   Johnson, as the
Individual General Partner of said assignee, and Lessee as
insured or     additional insured, as their respective interests
may appear. "

5. AEI shall receive a thirty (30) day written notice in the event of cancellation, material amendment, or expiration without renewal of the policies.

6.   All hazard policies shall contain Waiver of Subrogation
Endorsements waiving all rights of subrogation, if any, against AEI as defined above.

7.   All insurance companies shall be approved in writing by AEI.
                          EXHIBIT AD-2"

                     INSURANCE REQUIREMENTS
                       (Post Construction)

The following instructions should be followed with respect to requesting insurance policies on the Parcel:

1. An original hazard insurance policy for "All Risk" or "Special Form" coverage perils, including all exclusions and endorsements, will be required. The policy(s) shall be written with a coverage amount of the Replacement Cost of the Parcel, annually updated, including Improvements. The Parcel insured shall be described by the address of the Parcel. In the event that it is impossible to furnish the original policy at the completion of construction, an Insurance Certificate, form ACCORD 27, detailing the policy coverage forms, with a paid receipt shall be acceptable. The original policy shall be forwarded to AEI without delay.

2. If the coverage referred to in Item 1. above is written via a blanket insurance policy, a Certificate of Insurance with a Statement of Values attached will be acceptable.

3.   All hazard insurance policies shall include the Replacement
Cost Endorsement.

4.   All hazard insurance policies shall include a Building
Ordinance Compliance Endorsement.

5. All hazard insurance policies shall be written with no coinsurance or with an Agreed Amount Endorsement with the total property value under the blanket amount.

6.   N/A

7. The maximum deductible for any hazard insurance policy shall be $10,000.

8.   Hazard insurance shall include Loss of Rents (Business
Interruption) insurance in an amount to cover at least a 12 month period with the loss proceeds payable to AEI.

9. Flood insurance shall be required if the Parcel is located in a designated flood area or in an area exposed to flood or storm surge. If the Parcel is not in a designated flood plain area or is above the applicable one hundred year flood plain level, provide satisfactory evidence to that effect. Satisfactory evidence to determine if coverage is necessary shall be a Base Flood Elevation Certificate and/or a National Geodetic Vertical Datum (NGDV)-National standard reference datum for elevations, formerly referred to as Mean Sea Level (MSL) of 1929. If flood insurance coverage is required, it shall be in amounts of
     with deductibles of                  .

 10. Earthquake insurance shall be required, in amounts
acceptable to AEI, unless evidence is provided that the Parcel is not located in a federally designated earthquake prone area or is not in an ISO High Risk Earthquake Zone. If earthquake coverage is required, it shall be in the amounts of
with deductibles of                     .

11. Comprehensive General Liability coverage shall be written, with limits of $3,000,000 per occurrence and $4,000,000 general aggregate including a self retention limit of $250,000, or less if Lessee's financial condition shall be adversely materially diminished, in which event AEI may set commercially reasonable self retention limits. These limits can be accomplished either by underlying liability policies or by the sum of the underlying policy plus an excess or umbrella policy. The coverage shall include an Endorsement in favor of AEI which is ISO Form CG 20 11 11 85 Additional Insured - Managers Or Lessors Of Premises", or an equivalent endorsement. The coverage shall by written on an Occurrence Form basis and shall include Broad Form Contractual Liability coverage. The Claims Made form of coverage is not acceptable.

12. If liquor is sold on the premises of the Parcel, Liquor Liability coverage (also known as Dram Shop coverage) shall be required. The coverage shall be written in the statutory amount which is required by the State in which the Parcel is located, if said State has a maximum recovery statute. Otherwise, the coverage shall be written with the above limits.

13.  N/A

14. The "Additional Requirements For All Insurance Policies" shown below shall be required by AEI for each policy.

* Please call AEI's lease management department to determine amounts, 1-800-328-3519.


       ADDITIONAL REQUIREMENTS FOR ALL INSURANCE POLICIES

1. Each policy shall be accompanied by proof of payment of the first annual premium.

2. All hazard policies shall name AEI as Loss Payee and Additional Insured.

3.   All liability policies shall name AEI as Additional Insured.

4.   Definition of "AEI" regarding Additional Insured and Loss
Payee Endorsements:

     "AEI                           Limited Partnership and/or
     its specific assigns and AEI                 , Inc., the
     Corporate General Partner of said assignee, and Robert P. Johnson, as the Individual General Partner of said assignee, and Lessee as insured or additional insured, as their respective interests may appear. "

5. AEI shall receive a thirty (30) day written notice in the event of cancellation, material amendment, or expiration without renewal of the policies.

6.   All hazard policies shall contain Waiver of Subrogation
Endorsements waiving all rights of subrogation, if any, against AEI as defined above.

7.   All insurance companies shall be approved in writing by AEI.


** Contact Barbara Kochevar at AEI (800) 328-3519 for the name of the specific AEI entity to be insured.

                          EXHIBIT "E-1"

                       Survey Requirements
                       (Pre-Construction)



1. The plat or map of such survey must bear the name, address and signature of the licensed land surveyor who made the survey, that surveyor's official seal and license number (if any, or both), and the date of the survey, with the following certification:

     I,                          , a registered land surveyor, in
     and  for the State of             do hereby certify  to  AEI
     Fund Management, Inc., a Minnesota corporation, or its assigns (PLEASE CONTACT BARBARA KOCHEVAR AT 1-800-328-3519
     FOR  INFORMATION), and                      (insert name  of
     title company), that this is a true and correct plat of a survey of

          (Insert Legal Description)

     which correctly shows the location of all buildings, structures and improvements on said described Parcel; that there are no visible encroachments onto adjoining properties, streets, alleys, easements or setback lines by any of said buildings, structures or improvements; that there are no recorded or visible right of ways or easements on said described Parcel, except as shown on said survey; that there are no party walls or visible encroachments on said described Parcel by buildings, structures or other improvements situated on adjoining property, except as shown on said plat or survey; and that the described Parcel has direct access to a publicly dedicated right-of-way at the location shown on said plat or survey.

          By:

          Dated:

2. If the street address of the Parcel is available, it should be noted on the survey.

3. The survey boundary should be drawn to a convenient scale, with that scale clearly indicated. If feasible, a graphic scale should be indicated. When practical, the plat or map of survey should be oriented so that North is at the top of the drawing. Supplementary or exaggerated scale diagrams should be presented accurately on the plat or map and drawn to scale. No plat or map drawing less than the minimum size of 8-1/2" by 11" will be acceptable.

4.   The  plat  or  map  of survey should meet with  the  minimum
     Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and American
     Congress on Surveying and Mapping.

5. The character and location of all buildings upon the Parcel must be shown and their location given with reference to boundaries. Proper street numbers should be shown where available. Physical evidence of easements and/or servitudes of all kinds, including but not limited to those created by roads, rights of way, water courses, drains, telephone, telegraph or electric lines, water, sewer, oil or gas pipelines, etc., on or across the surveyed Parcel and on adjoining properties if they appear to affect the enjoyment of the surveyed Parcel should be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not physically evidenced at the time the present survey is made, such physical non-evidence should be noted. All recorded easements, rights of way and other record matters affecting the Parcel should be located and identified by recording date. Surface indications, if any, of underground easements and/or servitudes should also be shown. If there are no buildings erected on the Parcel being surveyed, the plat or map of survey should bear the statement "No Buildings". Curb cuts and adjoining streets should be shown.

6. Joint or common driveways and alleys must be indicated. Independent driveways along the boundary must be shown together with the width thereof. Encroaching driveways, strips, ribbons, aprons, etc., should be noted. Rights of access to public highways should be shown. The right-of-way line of any public street must be shown in relationship to the Parcel surveyed and the street must be labeled "Publicly Dedicated" or "Private Thoroughfare" as the case may be.

7. As a minimum requirement, at least two (2) sets of prints of the plat or map of survey should be furnished to AEI and one
     (1) set to the title company.

8. The survey should certify as to the total square footage of the area surveyed and as to the square footage at the exterior walls of any improvements on the Parcel. The survey should note the absence of, or indicate the existence of, any building restriction or setback lines. Paved areas should be shown and the survey should designate the area for parking and its dimensions. If completed, the survey should indicate the actual number of parking spaces and, if possible, the actual parking spaces should be outlined on the survey.

                          EXHIBIT "E-2"

                       Survey Requirements
                  (As-Built/Post-Construction)



1. The plat or map of such survey must bear the name, address and signature of the licensed land surveyor who made the survey, that surveyor's official seal and license number (if any, or both), and the date of the survey, with the following certification:

     I,                          , a registered land surveyor, in
     and  for the State of             do hereby certify  to  AEI
     Fund Management, Inc., a Minnesota corporation, or its assigns (PLEASE CONTACT BARBARA KOCHEVAR AT 1-800-328-3519
     FOR  INFORMATION), and                      (insert name  of
     title company), that this is a true and correct plat of a survey of

          (Insert Legal Description)

     which correctly shows the location of all buildings, structures and improvements on said described Parcel; that there are no visible encroachments onto adjoining properties, streets, alleys, easements or setback lines by any of said buildings, structures or improvements; that there are no recorded or visible right of ways or easements on said described Parcel, except as shown on said survey; that there are no party walls or visible encroachments on said described Parcel by buildings, structures or other improvements situated on adjoining property, except as shown on said plat or survey; and that the described Parcel has direct access to a publicly dedicated right-of-way at the location shown on said plat or survey.

          By:

          Dated:

2. If the street address of the Parcel is available, it should be noted on the survey.

3. The survey boundary should be drawn to a convenient scale, with that scale clearly indicated. If feasible, a graphic scale should be indicated. When practical, the plat or map of survey should be oriented so that North is at the top of the drawing. Supplementary or exaggerated scale diagrams should be presented accurately on the plat or map and drawn to scale. No plat or map drawing less than the minimum size of 8-1/2" by 11" will be acceptable.

4.   The  plat  or  map  of survey should meet with  the  minimum
     Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and American
     Congress on Surveying and Mapping.

5. The character and location of all buildings upon the Parcel must be shown and their location given with reference to boundaries. Proper street numbers should be shown where available. Physical evidence of easements and/or servitudes of all kinds, including but not limited to those created by roads, rights of way, water courses, drains, telephone, telegraph or electric lines, water, sewer, oil or gas pipelines, etc., on or across the surveyed Parcel and on adjoining properties if they appear to affect the enjoyment of the surveyed Parcel should be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not physically evidenced at the time the present survey is made, such physical non-evidence should be noted. All recorded easements, rights of way and other record matters affecting the Parcel should be located and identified by recording date. Surface indications, if any, of underground easements and/or servitudes should also be shown. If there are no buildings erected on the Parcel being surveyed, the plat or map of survey should bear the statement "No Buildings". Curb cuts and adjoining streets should be shown.

6. Joint or common driveways and alleys must be indicated. Independent driveways along the boundary must be shown together with the width thereof. Encroaching driveways, strips, ribbons, aprons, etc., should be noted. Rights of access to public highways should be shown. The right-of-way line of any public street must be shown in relationship to the Parcel surveyed and the street must be labeled "Publicly Dedicated" or "Private Thoroughfare" as the case may be.

7. As a minimum requirement, at least two (2) sets of prints of the plat or map of survey should be furnished to AEI and one
     (1) set to the title company.

8. The survey should certify as to the total square footage of the area surveyed and as to the square footage at the exterior walls of any improvements on the Parcel. The survey should note the absence of, or indicate the existence of, any building restriction or setback lines. Paved areas should be shown and the survey should designate the area for parking and its dimensions. If completed, the survey should indicate the actual number of parking spaces and, if possible, the actual parking spaces should be outlined on the survey.


                           EXHIBIT "F"

               PRELIMINARY DOCUMENTATION CHECKLIST



Prior to closing, the following should be received and approved by AEI, along with those items specified more fully in the
Commitment:

          1. Business and marketing plan, with an explanation of what Lessee proposes to do, when, and at what costs to promote the success of this Parcel. (Include a structure/organizational chart of Lessee or operator, identifying departments and key personnel.)

          2.   Resumes of all principals of Lessee, including:

                A. educational, management and other experience histories;

                B.   history of businesses owned  with  the
                dates established/terminated; ownership structure and number of employees.

          3. Site plan and maps showing site(s) and location(s) of competition.

          4.   Complete city map.

          5.    Market report and/or feasibility study, or report
          (include   demographic  data  on  trade  area   and   a
          description of the neighborhood) supporting this site.

                           EXHIBIT "G"

                    CERTIFICATE OF COMPLETION

                          EXHIBIT "H"

            MATERIALS PREVIOUSLY SUBMITTED BY LESSEE

1.  Unsigned land purchase contract .

2.  Chicago Title Insurance Owner's Policy of named insured
Shoney's, Inc.

3.  Executed proposal letter dated June 23, 1997 between Timber
Lodge Steakhouse and Shoney's, Inc.

4.  Copy of "As-Built" Survey from Shoney's, Inc.

                           EXHIBIT "I"

                        LETTER OF CREDIT

                            To Follow